Exhibit 10.13

AMENDMENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT

This AMENDMENT TO Assignment and Assumption Agreement (this “Amendment”) is made and entered into as of March 15, 2024, by and between Tevogen Bio Holdings Inc., a Delaware corporation (f/k/a Semper Paratus Acquisition Corporation) (“Assignor”), and SSVK Associates, LLC, a Delaware limited liability company (“Assignee” and together with Assignor, the “Parties”).

WHEREAS, Assignor consummated the transactions contemplated by that certain Agreement and Plan of Merger with Tevogen Bio Inc, Assignee, and the other parties thereto (the “Merger Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement, Assignor and Assignee entered into that certain Assignment and Assumption Agreement, dated as of February 14, 2024 (the “Agreement”), and Assignee assumed certain of Assignor’s liabilities listed on Schedule I thereto; and

WHEREAS, Assignor and Assignee desire to amend the Agreement, including to reflect the satisfaction of, change in or correction to the amount of certain liabilities and obligations listed thereon;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. The Agreement is hereby amended to replace Schedule I thereto with Schedule I hereto.

2. The Parties hereby confirm and agree that the reference to “the closing” in Section 3 of the Agreement means the date of issuance of the preferred stock.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ASSIGNOR		ASSIGNEE

Tevogen Bio Holdings Inc.		SSVK Associates, LLC

By:	/s/ Ryan Saadi	By:	/s/ Surendra Ajjarapu
Name:	Ryan Saadi	Name:	Surendra Ajjarapu
Its:	Chief Executive Officer	Its:	President

[Signature Page to Amendment]